       As filed with the Securities and Exchange Commission on July 2, 1998.
                                                    Registration No. 333-47113
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.  20549

                               _____________________

                           POST-EFFECTIVE AMENDMENT NO. 1

                                         TO

                          FORM S-3 REGISTRATION STATEMENT

                          UNDER THE SECURITIES ACT OF 1933

                               _____________________

                                 UTILX CORPORATION
               (Exact name of registrant as specified in its charter)

                DELAWARE                               91-1171716
     (State or other jurisdiction of    (I.R.S. Employer Identification Number)
     incorporation or organization)

                                   P.O. BOX 97009
                            KENT, WASHINGTON 98064-9709
                                   (253) 395-0200
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  CRAIG E. DAVIES
                              CHIEF EXECUTIVE OFFICER
                                 UTILX CORPORATION
                                   P.O. BOX 97009
                            KENT, WASHINGTON 98064-9709
                                   (253) 395-0200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               _____________________

                                     Copies to:

                                STEPHEN M. GRAHAM
                                  PERKINS COIE
                          1201 THIRD AVENUE, 40TH FLOOR
                         SEATTLE, WASHINGTON 98101-3099
                                 (206) 583-8888

                               _____________________

     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3, Registration No. 333-47113 (the "Registration Statement") of UTILX Corporation, a Delaware corporation (the "Company"). Pursuant to a contractual arrangement, the Registration Statement registered 182,474 shares of the Company's common stock, par value $.01 per share (the "Shares") on behalf of a shareholder, FlowMole Partners, a Research and Development Limited Partnership, a Washington limited partnership (the "Shareholder"). Pursuant to the contractual arrangement between the Company and the Shareholder, the Company agreed to leave the Registration Statement effective for 120 days after the date of effectiveness. The Registration Statement was declared effective on March 3, 1998 (the "Effective Date"). Since the Effective Date, the Shareholder has not sold any of the Shares. The Shares are hereby withdrawn from registration.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Kent, State of Washington, on the 30th day of June, 1998.

                                        UTILX CORPORATION

                                        /s/ Craig E. Davies
                                        -------------------------------------
                                        By:  Craig E. Davies
                                        President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated below on the 30th day of June, 1998


              SIGNATURE                                 TITLE
              ---------                                 -----

         /s/ Craig E. Davies              President and Chief Executive Officer
 ----------------------------------       (Principal Executive Officer)
           Craig E. Davies


          /s/ Larry D. Pihl               Vice President, Chief Financial
 ----------------------------------       Officer and Treasurer (Principal
            Larry D. Pihl                 Financial Officer and Principal
                                          Accounting Officer)


            Stanley J. Bright*            Director
 ----------------------------------
          Stanley J. Bright


             John D. Durbin*              Director
 ----------------------------------
           John D. Durbin


              John W. Ellis*              Director
 ----------------------------------
            John W. Ellis


            Walter M. Higgins*            Director
 ----------------------------------
          Walter M. Higgins


            Robert E. Runice*             Director
 ----------------------------------
          Robert E. Runice


          William M. Weisfield*           Director
 ----------------------------------
        William M. Weisfield



*By:      /s/ Larry D. Pihl
    -------------------------------
            Larry D. Pihl
          Attorney-in-fact